UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 30, 2008

Advanced Medical Institute Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-29531	88-0409144
(Commission File Number)	(IRS Employer Identification No.)

Level 1, 204-218 Botany Road
Alexandria NSW 2015
Australia

(Address of principal executive offices and zip code)

(61) 2 9640 5253

 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Advanced Medical Institute Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry into a Material Definitive Agreement.

On April 30, 2008, AMI Australia Holdings Pty Limited (“AMI Australia”), a wholly owned subsidiary of Advanced Medical Institute Inc. (the “Registrant”) entered into a Share Sale Agreement (the “Sale Agreement”) with Mr. James Matthews pursuant to which AMI Australia agreed to sell its 50% interest in Whygo Video Conferencing Pty Limited (ACN 105 732 492), a privately owned Australian company (“Whygo”) in exchange for the payment of A$330,000 (approximately US$305,000) to Mr. Matthews. A copy of the Sale Agreement is filed as Exhibit 10.1 hereto.

Under the Sale Agreement, A$130,000 was paid on signing with a further A$100,000 payable by no later than December 15, 2008 and the final payment of A$100,000 payable by June 30, 2009.

Whygo and its subsidiaries conduct a video conferencing business in Australia and Europe. AMI Australia’s ownership interest in Whygo was not considered significant to AMI Australia’s operations. The purchaser, Mr. Matthews, held the remaining 50% interest in Whygo prior to entering into the Sale Agreement.

The initial cash proceeds of the sale have been applied to reduction of AMI Australia’s secured loan from ANZ Nominees Limited. The total principal owed to ANZ Nominees as of May 1, 2008 has now been reduced to approximately A$2.098 million.

The description of the transactions contemplated by the Sale Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the exhibits filed herewith and incorporated by this reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

See the description of the Sale Agreement in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits.
Exhibit No.	Description
10.1	Share Sale Agreement dated as of April 30, 2008.
99.1	Press Release dated May 4, 2008.

The information in this Report, including the exhibits, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL INSTITUTE INC.

By:  /s/ Dilip Shrestha
Name: Dilip Shrestha
Title: Chief Financial Officer

Dated: May 4, 2008

EXHIBIT INDEX
Exhibit No.	Description

10.1	Share Sale Agreement dated as of April 30, 2008.

99.1	Press Release dated May 4, 2008.